                                                                   Exhibit 10.11

                            FIRST AMENDMENT OF LEASE

          AGREEMENT dated as of June 15, 2000 between TST 300 PARK, L.P., a
Delaware limited partnership ("Landlord"), c/o Tishman Speyer Properties, L.P.,
520 Madison Avenue, New York, New York 10022, and GREENHILL & CO. LLC, a New
York limited liability company ("Tenant"), having an office at 31 West 52nd
Street, New York, New York 10019.

                                     RECITAL

          Landlord and Tenant entered into a certain Lease made as of February
18, 2000 (the "Lease"), covering the entirety of the 23rd and a portion of the
24th floors of 300 Park Avenue, New York, New York (the "Building"), as more particularly described in the Lease. The parties now wish to amend the Lease (a)
to include as part of the space demised thereunder the remainder of the 24th floor of the Building (the "Added Space"), and (b) in other respects set forth below.

          Accordingly, in consideration of the understandings set forth in this
Agreement, the parties covenant and agree as follows:

          1. All capitalized words and phrases not defined in this Agreement shall have the same meanings as in the Lease.

          2. This Agreement shall amend the Lease in the respects set forth below as of the date hereof (the "Effective Date").

          3. Article 1 of the Lease is modified to read in its entirety as follows:

                                   "ARTICLE 1

                             BASIC LEASE PROVISIONS

PREMISES                              The entire 23rd floor (the "23rd Floor
                                      Premises") and the entire 24th floor (the
                                      "24th Floor Premises" and, together with
                                      the 23rd Floor Premises, collectively the
                                      "Premises") of the Building, substantially
                                      as shown on Exhibits A-1 and A-2,
                                      respectively.

BUILDING                              The building, fixtures, equipment and
                                      other improvements and appurtenances now
                                      located or hereafter erected, located or
                                      placed upon the land known as 300

                                      Park Avenue and 45 East 49th Street, New
                                      York, New York.

REAL PROPERTY                         The Building, together with the plot of
                                      land upon which it stands.

COMMENCEMENT DATE                     The date on or after July 1, 2000 which is
                                      the earlier to occur of (a) the date upon
                                      which items 1, 2 and 3 of Landlord's Work
                                      (the "Pre-Delivery Work") shall be
                                      Substantially Completed in accordance with
                                      the terms of this Lease, and (b) the date
                                      Tenant (or any person claiming by, through
                                      or under Tenant) occupies any part of the
                                      Premises for the conduct of its business.

RENT COMMENCEMENT DATE                The date which is the 113th day after the
                                      Commencement Date.

EXPIRATION DATE                       The date which is the last day of the
                                      month in which the tenth anniversary of
                                      the Commencement Date occurs or, if the
                                      term of this Lease shall be extended in
                                      accordance with any express provision
                                      hereof, the last day of any renewal or
                                      extended term.

TERM                                  The period commencing on the Commencement
                                      Date and ending on the Expiration Date.

PERMITTED USES                        Executive and general offices for the
                                      transaction of Tenant's business and uses
                                      incidentally related thereto.

BASE TAX YEAR                         The Tax Year commencing on July 1, 2000
                                      and ending on June 30, 2001.

BASE EXPENSE YEAR                     Calendar year 2000.

TENANT'S PROPORTIONATE                (a) As to Operating Expenses:

SHARE                                 4.326 percent.

                                      (b) As to Taxes:

                                      4.147 percent.

AGREED AREA OF BUILDING               (a) As to Operating Expenses:

                                      695,298 rentable square feet.

                                      (b) As to Taxes:

                                      725,280 rentable square feet.

AGREED AREA OF PREMISES               (a) As to the 23rd Floor Premises:

                                      18,614 rentable square feet;

                                      (b) As to the 24th Floor Premises:

                                      11,465 rentable square feet,

                                      comprising 30,079 rentable square feet in
                                      the aggregate, which rentable square
                                      footage has been mutually determined by
                                      Landlord and Tenant for purposes of this
                                      Lease and Landlord makes no representation
                                      whatsoever as to the actual square feet
                                      contained in the Premises or the Building
                                      or any portions thereof but the Agreed
                                      Area of Building was calculated on a basis
                                      consistent with the calculation of the
                                      Agreed Area of Premises.

FIXED RENT                            (i) $1,944,740.00 per annum ($162,061.67
                                      per month) for the period commencing on
                                      the Rent Commencement Date and ending on
                                      the day preceding the 5th anniversary of
                                      the Commencement Date, both dates
                                      inclusive; and (ii) $2,100,056.00 per
                                      annum ($175,004.67 per month) for the
                                      period commencing on the 5th anniversary
                                      of the Commencement Date

                                      and ending on the Expiration Date, both
                                      dates inclusive.

ADDITIONAL RENT                       All sums other than Fixed Rent payable by
                                      Tenant to Landlord under this Lease,
                                      including Tenant's Tax Payment, Tenant's
                                      Operating Payment, late charges, overtime
                                      or excess service charges, and interest
                                      and other costs related to Tenant's
                                      failure to perform any of its obligations
                                      under this Lease.

RENT                                  Fixed Rent and Additional Rent,
                                      collectively.

INTEREST RATE                         The lesser of (i) four percent per annum
                                      above the then current Base Rate charged
                                      by Citibank, N.A. or its successor, or
                                      (ii) the maximum rate permitted by
                                      applicable law.

SECURITY DEPOSIT                      $1,944,740.00, which amount is subject to
                                      adjustment pursuant to Section 35.5.

BROKER                                Insignia/ESG, Inc.

LANDLORD'S AGENT                      Tishman Speyer Properties, L.P. or any
                                      other person designated at any time and
                                      from time to time by Landlord as
                                      Landlord's Agent and their successors and
                                      assigns.

LANDLORD'S CONTRIBUTION               $904,345.

All capitalized terms used in the text of this Lease without definition are defined in this Article 1 or in Exhibit B."

          4. From and after the Commencement Date and subject to the provisions of this Section, Landlord shall provide Tenant with 15 tons of condenser water to the Added Space from 6:00 p.m. to 8:00 a.m. on Business Days and all other times on non-Business Days, in accordance with Section 11.7 of the Lease
(including, but not limited to, payment for such water and related "tap-in" fee and reduction of tonnage) provided that Tenant demonstrates the need (in
Landlord's sole judgment) for such condenser water. If, in Landlord's sole judgment, Tenant's requirements for such condenser water shall necessitate installation of an additional water tower,

piping or other proper and necessary equipment, the same shall, at Tenant's request, be installed by Landlord (provided, without limitation, that (i) such installation is practicable, (ii) such additional water tower, piping or other equipment is permissible under applicable laws and insurance regulations, and
(iii) the installation of such water tower, piping or other equipment will not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, excessive or unreasonable alterations, interfere with or disturb other tenants or occupants of the
Building or prevent Landlord from allocating condenser water to future or present tenants of the Building) and any cost thereof or any cost associated in any way with the provision of such condenser water to Tenant shall be paid by
Tenant. Any such costs incurred by Landlord shall be paid by Tenant within 30 days after the rendition of a bill therefor.

          5. As of the date hereof, Section 11.7 of the Lease shall be amended by inserting the words "on Business Days and all other times on non-Business
Days" after the reference to "from 6:00 p.m. to 8:00 a.m." contained in the first sentence thereof.

          6. Within one year after the Commencement Date, Tenant may request that an additional level of capacity to accommodate a demand load of up to 3 watts of electricity per useable square foot of the Premises be made available to Tenant, provided that Tenant demonstrates the need (in Landlord's sole judgment) for such additional electrical capacity. Landlord, in Landlord's sole judgment shall determine if the same is available through the existing Building facilities and, if and to the extent the same is so available, Landlord shall furnish same to Tenant. If, in Landlord's sole judgment, Tenant's requirements for electricity shall necessitate installation of an additional riser, risers or other proper and necessary equipment, the same shall, at Tenant's request, be installed by Landlord (provided, without limitation, that (i) such installation is practicable, (ii) such additional feeders and risers are permissible under applicable laws and insurance regulations, and (iii) the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, excessive or unreasonable alterations, interfere with or disturb other tenants or occupants of the Building, prevent Landlord from allocating electricity to future or present tenants of the Building, or exceed the limits of the switchgear) and any cost thereof and any cost associated in any way with the provision of such additional electrical capacity to Tenant shall be paid by Tenant. Any such costs incurred by Landlord shall be paid by Tenant within 30 days after the rendition of a bill therefor. If Tenant fails to utilize any excess electric capacity for one year or more, Landlord shall have the right at any time to reduce the electric capacity available to Tenant to the maximum electric capacity previously and ordinarily used by Tenant but in no event to less than the electric capacity set forth in Section 16.1 of the Lease.

          7. (a) Landlord has retained Landlord's Agent as leasing agent in connection with the Lease and this Agreement each in respect of the Added Space and Landlord will be solely responsible for any fee that may be payable to
Landlord's Agent. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with the Lease and this Agreement each in respect of the Added Space other than Insignia/ESG, Inc.
and that to the best of its knowledge and belief, no other broker, finder or like entity

procured or negotiated the Lease and this Agreement each in respect of the Added
Space or is entitled to any fee or commission in connection herewith. The execution and delivery of this Agreement by each party shall be conclusive evidence that each party has relied upon the foregoing representations and warranties.

          (b) Each of Landlord and Tenant shall indemnify, defend and hold the other party harmless from and against any and all costs, expenses, claims and liabilities (including reasonable attorneys' fees and disbursements) which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Insignia/ESG, Inc.) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with the Lease and this Agreement each in respect of the
Added Space, and/or the above representation being false. The provisions of this
Section shall survive the expiration or earlier termination of this Agreement or the Lease.

          8. Each reference to "$1,207,584", "$805,056", and "$402,528"
contained in Sections 35.5(c) and (b) of the Lease is deleted and reference to
"$1,458,555", "$972,370" and "$486,185" are substituted therefor, respectively, in each case as applicable.

          9. As of the Effective Date, Exhibit A-2 is deleted from the Lease and
Exhibit A-2 attached hereto is substituted therefor.

          10. Sections 36.2 and 36.3 of the Lease are incorporated in this
Agreement as if set forth herein at length, except that each reference therein to "this Lease", hereunder and words of similar import shall mean this
Agreement.

          11. Tenant represents and warrants to Landlord that (a) Tenant knows of no defense or counterclaim to the enforcement of the Lease; (b) Tenant is not entitled to any reduction, offset or abatement of the rent payable under the
Lease; (c) Tenant is not in default of any of its obligations or covenants, and has not breached any of its representations or warranties, under the Lease; and
(d) Tenant knows of no default by Landlord under the Lease.

          12. (a) Except as amended hereby, the Lease shall remain unmodified and in full force and effect and is hereby ratified and confirmed. All reference in the Lease to the "Lease" shall mean the Lease as modified by this Agreement.

          (b) Each of Landlord and Tenant represents and warrants to the other party that the execution of this Agreement by such party is duly authorized and that this Agreement is binding on it.

          (c) Each of Landlord and Tenant acknowledges that this Agreement shall not be binding upon either party until each party shall have executed this
Agreement and a fully executed counterpart of this Agreement shall have been delivered to each party unconditionally.

          (d) This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties hereto.

          (e) The Lease, as amended by this Agreement, and the rights and obligations of the parties thereunder and hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such state.

          (f) This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a writing signed by each of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   TST 300 PARK, L.P, Landlord

                                   By: TST 300 Park Corp., its general partner

                                   By: /s/ Andrew J. Nathan
                                       -----------------------------------------
                                       Name: Andrew J. Nathan
                                       Title: Vice President

                                   GREENHILL & CO., LLC

                                   By: /s/ Jeffrey P. Williams
                                       -----------------------------------------
                                       Name: Jeffrey P. Williams
                                       Title: Managing Director

                                   EXHIBIT A-2

                                [attached hereto]
                                [Graphic Omitted]

                               TST 300 PARK, L.P.

BY OVERNIGHT MAIL

October 24, 2001

Greenhill & Co. LLC
300 Park Avenue
New York, NY 10022
Attn: James Wildasin

Dear Mr. Wildasin:

Reference is made to the Lease between TST 300 Park, L.P. ("Landlord") and
Greenhill & Co. LLC ("Tenant"), dated February 18, 2000 as amended (the
"Lease"). All capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Lease.

When the Lease was entered into, Landlord owned both 300 Park Avenue and the neighboring building located at 45 East 49th Street (now an ING bank branch).
Since both buildings were part of the same tax lot, the Taxes and Tenant's
Proportionate Share used to calculate Tenant's Tax Payment included the real estate taxes attributable to 45 East 49th Street.

On June 26, 2000, Landlord sold 45 East 49th Street, which comprised 4,851 square feet, to a third party. Following the closing of this transaction, the tax lot was split, resulting in 45 East 49th Street having its own tax lot separate from 300 Park Avenue's tax lot. Accordingly, we would like to confirm with you the following items in order for the Lease to reflect this transaction:

     (1)  The Building will no longer include 45 East 49th Street;

     (2)  Tenant's Proportionate Share for Taxes shall be 4.175%; and

     (3)  The Agreed Area of Building for Taxes shall be 720,429 rentable square feet.

We have adjusted the Taxes payable for the Base Tax Year to exclude the real estate taxes attributable to 45 East 49th Street, which adjustment is based on an unofficial apportionment issued by the New York City Department of Finance.
We expect this apportionment to be finalized by July 2002 with no further adjustments. A statement setting forth our estimate of Tenant's Tax Payment for the 01/02 fiscal tax year is enclosed.

As 45 East 49th Street was excluded from Tenant's Proportionate Share and Agreed
Area of Building relating to Operating Expenses, no modifications to those provisions are necessary.

If the foregoing meets with your approval, please sign the enclosed copy of this letter in the place indicated below and return it to us.

If you have questions regarding this matter, please call Dianna Mounsey at (212)
715-0123.

Very truly yours,

TST 300 PARK, L.P.

By: TST 300 Park Corp., its general partner

By: /s/ Paul A. Galiano
    ------------------------------
    Name: Paul A. Galiano
    Title: Vice President

ACCEPTED AND AGREED TO:

GREENHILL & CO. LLC

By: /s/ Harold J. Rodriguez, Jr.
    --------------------------------
    Name:  Harold J. Rodriguez, Jr.
    Title: Chief Financial Officer